Exhibit 5.1




                          Opinion of Mark Gasarch, Esq.

                                  MARK GASARCH

                                   [LETTERHEAD]


                         May 28, 1996



Compost America Holding Company, Inc.
350 South Main Street, Suite 313
Doylestown, Pennsylvania 18901

Gentlemen:

     Compost America Holding Company, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (Registration No. 333-1592) and proposes to file Amendment No. 2 thereto, of which this opinion is to be a part, relating to the proposed sale by certain shareholders of the Company ("Selling Shareholders") of 1,025,000 previously issued shares of the Company's common stock, no par value ("Common Stock") (The Registration Statement, as amended, is hereinafter referred to as the "Registration Statement").

     I have acted as counsel in connection with certain of the transactions that are the subject matter of the Registration Statement and am familiar with the various corporate proceedings relating thereto. I have examined such corporate records of the Company and such other instruments, documents and certificates as I have deemed necessary as a basis for this opinion.

     For the purpose of this opinion, I have assumed that (i) the proposed transactions are carried out as set forth in the Registration Statement, (ii) the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring effective the Registration Statement, and (iii) all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States, shall have been obtained.

     Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Selling Shareholders in accordance with the Registration Statement, are duly authorized, and were legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as part of, or as an exhibit to, any document that may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States. I also consent to the reference to myself under "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                         Very truly yours,


                         /s/ Mark Gasarch
                         Mark Gasarch

MG:be